Exhibit 3.22

CERTIFICATE OF FORMATION

OF

SUMMIT MATERIALS CONTINENTAL ACQUISITION, LLC

This Certificate of Formation of SUMMIT MATERIALS CONTINENTAL ACQUISITION, LLC (the “Company”), dated as of May 14, 2010, is being duly executed and filed by Sasha Friedman, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del C. § 18-101, et. seq.).

FIRST. The name of the limited liability company formed hereby is SUMMIT MATERIALS CONTINENTAL ACQUISITION, LLC.

SECOND. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Center, 1209 Orange Street, in the City of Wilmington 19801, County of New Castle.

THIRD. The name and address of the registered agent of the Company for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street in the City of Wilmington 19801, County of New Castle.

IN WITNESS HEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Sasha Friedman
Sasha Friedman
Authorized Person

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

SUMMIT MATERIALS CONTINENTAL ACQUISITION, LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “Limited Liability Company”) is Summit Materials Continental Acquisition, LLC.

2. The Certificate of Formation of the Limited Liability Company is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

FIRST: The name of the limited liability company formed hereby is: SUMMIT MATERIALS HOLDINGS II, LLC.

Executed on May 19, 2010

/s/ Sasha Friedman
Sasha Friedman
Authorized Person